Exhibit 99.1

Coldwater Creek Completes Restatement of Fiscal 2005 Financial Statements

SANDPOINT, Idaho, June 21, 2006 /PRNewswire-FirstCall/ — Coldwater Creek Inc. (Nasdaq: CWTR) (the “Company”) announced today that it has filed amendments to its Form 10-K for fiscal 2005 and its Form 10-Q’s for the second and third quarters of fiscal 2005 reflecting its previously announced restated financial statements for those periods. It also filed an amendment to its Form 10-Q for the first quarter to include the officer certifications required by Section 906 of the Sarbanes-Oxley Act omitted from the original filing. As a result of these filings, the Company now believes that it is again in compliance with the Nasdaq listing requirements.

About Coldwater Creek

Coldwater Creek is an integrated multi-sales channel retailer of women’s apparel, jewelry, footwear, gift items and accessories through a growing number of premium retail stores located across the country, an Internet site at http://www.coldwatercreek.com and direct-mail catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements regarding the potential delisting of our common stock.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, actions or decisions of the Nasdaq Listing Qualifications Panel.  We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. We provide a detailed discussion of risk factors in periodic SEC filings, and you are encouraged to review these filings in connection with this release.

     Contact:

     COLDWATER CREEK INC.

     David Gunter

     Divisional Vice President of Corporate Communications & Investor Relations

     208-263-2266